EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-42549 of Cendant Corporation on Form S-8 of our report dated June 30, 1998 appearing in this Annual Report on Form 11-K of PHH Corporation Employee Investment Plan, for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
Washington, D.C.
June 30, 1998